                                                                    EXHIBIT 21.1

                Subsidiaries of Capital Maritime & Trading Corp.
                ------------------------------------------------

         1. ACTIVE SHIPMANAGEMENT CORP.(*)

         2. ACTIVE TANKERS SHIPMANAGEMENT S.A.

         3. ADRIAN SHIPHOLDING INC(**)

         4. APOLLONAS SHIPPING COMPANY(**)

         5. ASPEN CONSULTING COMPANY

         6. ASTRID NAVIGATION CO.

         7. ATLANTAS SHIPPING COMPANY(**)

         8. BELROSE MARITIME INC(**)

         9. BLAKE MARITIME INC.

         10. BOLERO SHIPPING LTD.(*)

         11. CALAIS SHIPHOLDING CO.

         12. CANVEY SHIPMANAGEMENT CO.(**)

         13. CAPITOL MANAGEMENT CO.(*)
      ______________________
          (*) The Vessel held by this subsidiary has been sold but the subsidiary has not been dissolved.

          (**)    This subsidiary was formed to serve as the holding company of one of the newbuildings.

         14. CARNATION SHIPPING COMPANY(**)

         15. CENTURION NAVIGATION LIMITED(**)

         16. CHANTEL MARINE CORP.

         17. DARDANOS SHIPPING COMPANY LIMITED

         18. DYNAMIC MANAGEMENT CO.

         19. EPICURUS SHIPPING COMPANY(**)

         20. FIGARO SHIPPING LTD.

         21. FLAGSHIP COMPANY LIMITED(*)

         22. FLEET SHIPING S.A.

         23. FORBES MARITIME CO.

         24. GERALDINE SHIPPING LIMITED

         25. GLADIATOR MARINE INC.(**)

         26. GLEAMER SHIPPING LTD

         27. GLOBE LAKE NAVIGATION LTD(*)

         28. HIGHBURY MANAGEMENT COMPANY

         29. HUTTON SHIPHOLDING CORP.

         30. INDIGO SHIPPING COMPANY
      _______________________

         31. IRAKLITOS SHIPPING COMPANY(**)

         32. JET MARITIME CORP.

         33. KARMATON FINANCE LIMITED(*)

         34. LAREDO MARITIME INC(**)

         35. LORENZO SHIPMANAGEMENT INC

         36. MAGIC STAR SHIPPING CO. LTD

         37. MARINE PILOT LTD.

         38. MILAGROS NAVIGATION CO.

         39. MONOCRAT SHIPPING COMPANY LIMITED(*)

         40. MOONDANCE MARINE LIMITED

         41. NUSE SHIPPING LTD.

         42. OCEAN VILLAGE MARITIME S.A.

         43. ODETTE MARITIME CORP.

         44. ORO SHIPMANAGEMENT LTD

         45. PALLADIUM SHIPMANAGEMENT INC.

         46. PRELUDE SHIPMANAGEMENT LTD.

         47. POLARWIND MARITIME SA(**)

      _______________________

         48. ROSS SHIPMANAGEMENT CO.

         49. RUSSEL MARINE INC.

         50. SHIP POWER MARINE S.A.

         51. SHIPPING RIDER CO.(**)

         52. SKYDANCE MARINE LTD.

         53. SPLENDOR SHIPHOLDING S.A.(**)

         54. STAR GLORY SHIPPING COMPANY LIMITED(*)

         55. TEMPEST MARITIME INC.(**)

         56. VAGUE SHIPPING LTD

         57. VORTIMER MARINE INC.

         58. WEB SHIPPING LTD.

         59. ZOOM SHIPPING LTD.

      _______________________